Exhibit 10.1

AGREEMENT BETWEEN KATHLEEN T. KARLOFF AND INVO BIOSCIENCE, INC. AND RELEASE OF CLAIMS

This Agreement (the “Agreement”) is entered into as of October 29, 2019, between Invo Bioscience, Inc. (the “Company”) and Kathleen T. Karloff (“Ms. Karloff”).

WHEREAS, Ms. Karloff served the Company as a member of its board of directors and was employed by the Company as its Chief Executive Officer from 2011 until October 10, 2019, when she resigned her employment as the Company’s Chief Executive Officer but she continues to serve as an employee and on the board of directors since her resignation; and

WHEREAS, the Company has accrued but has not paid Ms. Karloff her regular compensation she earned through her termination of employment on October 10, 2019 and as of the date of this Agreement due to the Company’s lack of liquidity; and

WHEREAS, as of the date of this Agreement, Ms. Karloff is entitled to receive a $326,799 in accrued but unpaid compensation (“Unpaid Compensation”);

WHEREAS, the Company continues to lack sufficient liquidity to pay Ms. Karloff her accrued but unpaid compensation.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Ms. Karloff hereby irrevocably waives all of her rights to receive payment of her Unpaid Compensation and hereby releases the Company of its obligation to pay the Unpaid Compensation to her. This release shall be binding upon and inure to the benefit of the Company, its affiliates and their respective successors and assigns.

2.

Promptly after the date hereof, the Company shall grant Ms. Karloff an option (the “Option”) to purchase 962,336 shares of the Company’s common stock, which shall be exercisable on terms and conditions set forth in the form of stock option agreement attached hereto as Exhibit I and in the Company’s 2019 Equity Incentive Plan (the “Plan”). The exercise price per share under the Option will be the average bid price during the last 5 trading days on the OTC Bulletin Board immediately preceding the last trading day prior to the grant date of the Option.

3.	The grant of the Option pursuant to Paragraph 2 shall be in full and final satisfaction of the Company’s obligations to pay Ms. Karloff the Unpaid Compensation.

4.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be construed, enforced and governed by the laws of the Commonwealth of Massachusetts, other than its laws respecting choice of law.

5.

Any dispute under this Agreement shall be submitted to binding arbitration in to be held in Massachusetts in accordance with the rules then in effect of the American Arbitration Association. The decisions of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator’s decision in any court have jurisdiction. The Company and Ms. Karloff shall each pay one-half of the costs and expenses of such arbitration, and each will separate pay its or her counsel fees and expenses.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Amendment to the Agreement as of the date first referenced above.

INVO BIOSCIENCE, INC.

By:

Name: Steve Shum

Title: Chief Executive Officer

KATHLEEN T. KARLOFF

EXHIBIT I
FORM OF STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (“Agreement”) is entered into as of October 29, 2019, by and between INVO Bioscience, Inc., a Nevada corporation (“Corporation”), and Kathleen Karloff (“Optionee”).

R E C I T A L S

A.     On October 29, 2019, the Board of Directors authorized granting to Optionee options to purchase shares (“Shares”) of the common stock, $.0001 par value (“Common Stock”), of the Corporation for the term and subject to the terms and conditions hereinafter set forth.

A G R E E M E N T

It is hereby agreed as follows:

1.     GRANT OF OPTIONS. The Corporation hereby grants to Optionee, options (“Options”) to purchase 962,366 Shares of the Corporation’s Common Stock upon the terms and conditions set forth herein.

2.     OPTION PERIOD. The Options may be exercised for all or part of the Shares underlying the Options, to the extent vested and exercisable in accordance with Section 3 below, at any time during the period commencing on the date the Options (or portion thereof) become vested and exercisable and ending on the October 29, 2029 (the “Expiration Date”). For avoidance of doubt, the Options (or portion thereof), to the extent not previously exercised, will remain outstanding until the Expiration Date notwithstanding any termination of Optionee’s Service with the Company and its Affiliates prior to the Expiration Date.

3.     VESTING AND EXERCISABILITY. The Options will vest and become exercisable on the earlier of 1) the company generates $1.5 million of revenue in fiscal 2020 or 2021 or (ii) the company raises at least $2.5 million in equity financing prior to the Expiration Date of the Options.

4.     TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the “date of grant,” shall be October 29, 2019.

5.     METHOD OF EXERCISE. The Options, to the extent vested, shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Board pursuant to this Agreement, and unless otherwise directed by the Board, Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. An Optionee may purchase less than the total number of Shares for which the Option is vested and exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

6.     AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Options shall be $0.2890 per Share.

7.     PAYMENT OF PURCHASE PRICE. At the time of Optionee’s notice of exercise of the Options, Optionee tender in cash or by certified or bank cashier’s check payable to the Corporation, the purchase price for all Shares then being purchased.

8.     EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. If an Optionee’s employment or other relationship with the Corporation (or a Subsidiary) terminates, the effect of the termination on the Optionee’s rights to acquire Shares shall be as follows:

8.1     Termination of Service.    The Options of any Optionee whose service with the Corporation or one of its affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Option expires in accordance with its terms or (B) unless otherwise provided in an award agreement, and except for termination for cause, the expiration of the applicable time period following termination of service, in accordance with the following: (1) twelve months if service ceased due to disability, (2) eighteen months if service ceased at a time when the Optionee is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Corporation or any of its Affiliates had made contributions, (3) eighteen months if the Optionee died while in the service of the corporation or any of its affiliates, or (iv) three months if service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the award agreement or in the event service was terminated by the death of the Optionee, the Option may be exercised by such Optionee in respect of the same number of shares of common stock, in the same manner, and to the same extent as if he or she had remained in the continued service of the Corporation or any affiliate during the first three months of such period; provided that no additional rights shall vest after such three months. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of an Option. Unless otherwise provided by the Committee, if an entity ceases to be an affiliate of the Corporation or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an affiliate of the Corporation are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the service.

9.        NONTRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by Optionee.

10.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If there shall occur any change with respect to the outstanding shares of common stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the common stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Optionee and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided for in the Plan, (ii) the number and kind of shares of common stock, or other rights subject to then outstanding awards, (iii) the exercise or base price for each share or other right subject to then outstanding awards, and (iv) any other terms of an award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended. No fractional Shares shall be issued on account of any such adjustment or arrangement.

11.     NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Agreement shall obligate the Corporation to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Corporation to reduce Optionee’s compensation or to terminate the employment of or relationship with Optionee at any time.

12.     PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation’s counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

13.     SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933 as amended by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

14.     INTENDED TREATMENT AS INCENTIVE STOCK OPTIONS. The Options granted herein are intended to be incentive stock options described in U.S. Treasury Regulation (“Treas. Reg.”) §1.83-7 to which Sections 421 and 422 of the Internal Revenue Code of 1986, as amended from time to time (“Code”) do not apply, and shall be construed to implement that intent. If all or any part of the Options shall not be described in Treas. Reg. §1.83-7 or be subject to Sections 421 and 422 of the Code, the Options shall nevertheless be valid and carried into effect.

15.     PLAN CONTROLS. The Options shall be subject to and governed by the provisions of the Plan. All determinations and interpretations of the Plan made by the Committee shall be final and conclusive.

16.     SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation’s counsel, all certificates issued to represent Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.

17.     CONDITIONS TO OPTIONS. THE CORPORATION’S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTIONS IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION (i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO.

18.     MISCELLANEOUS.

18.1     Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties. In the event that this Agreement is not executed by the Optionee, this Agreement shall nonetheless be binding on the Optionee if Optionee exercises all or any portion of the Options granted pursuant to this Agreement.

18.2     Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

18.3     Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.

18.4     Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

18.5     Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of Nevada and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

18.6     Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

18.7     Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee may be given at the address of the Optionee set forth in the Corporation’s payroll records. All notices and demands to the Corporation may be given at address below. The parties may designate in writing from time to time such other place or places that such notices and demands may be given.

INVO Bioscience, Inc.

5582 Broadcast Court

Sarasota, FL 34240

18.8     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.9     Attorneys’ Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys’ fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys’ fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

“CORPORATION”

INVO BIOSCIENCE, INC.,

a Nevada corporation

By:

Steven Shum, Chief Executive Officer

“OPTIONEE”

KATHLEEN KARLOFF

By: ____________________________________